Exhibit 99.2

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

On May 4, 2009, ZOLL Medical Corporation (the “Company” or “ZOLL”) completed the acquisition of substantially all the assets of the intravascular temperature management business of Alsius Corporation (“Alsius”) pursuant to an Asset Purchase Agreement (the “Agreement”) by and among ZOLL Circulation, Inc., a wholly-owned subsidiary of the Company, Alsius and Alsius Medical Corporation, dated February 19, 2009. The assets acquired include intellectual property and other intangibles related to the business, inventories and fixed assets. The Company will also assume warranty and service contract obligations relating to Alsius’ installed base of products. The Company paid approximately $12 million in cash as consideration for the assets. The Company also has paid approximately $0.2 million related to acquisition costs.

The following unaudited pro forma combined condensed financial statements give effect to the acquisition of substantially all the assets of the intravascular temperature management business of Alsius by the Company.

The unaudited pro forma combined condensed statements of operations for the twelve months ended September 28, 2008 and three months ended December 28, 2008, give effect to the acquisition as if it had occurred on October 1, 2007.  The unaudited pro forma combined condensed statement of operations for the twelve months ended September 28, 2008 includes amounts derived from the audited consolidated statement of income of ZOLL for the year ended September 28, 2008, and the unaudited statement of operations of Alsius for the twelve months ended September 30, 2008, and pro forma adjustments to reflect the Alsius asset acquisition.  Alsius’ historical statement of operations has been conformed to ZOLL’s fiscal year. Alsius had a fiscal year ending on December 31.

The unaudited pro forma combined condensed balance sheet as of December 28, 2008 gives effect to the asset acquisition as if it had occurred on December 28, 2008.  This balance sheet includes the unaudited consolidated balance sheet of ZOLL as of December 28, 2008, the audited balance sheet of Alsius as of December 31, 2008, and pro forma adjustments to reflect the asset acquisition.

The unaudited pro forma combined condensed financial statements should be read in conjunction with the historical consolidated financial statements of Alsius, which are incorporated by reference into this report, and the consolidated financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of ZOLL included in its Annual Report on Form 10-K for the year ended September 28, 2008.  The unaudited pro forma combined condensed financial statements are not necessarily indicative of the financial position that would have been obtained or the financial results that would have occurred if the Alsius asset acquisition had been consummated on the dates indicated, nor are they necessarily indicative of the financial position or financial results which may be attained in the future, including synergies that may be achieved. The unaudited pro forma combined condensed financial statements do not reflect the realization of potential cost savings. No assurances can be made that ZOLL will realize efficiencies related to the integration of the businesses sufficient to offset incremental transaction and integration costs over time. Cost savings, if achieved, could result from, among other things, the reduction of overhead expenses and leveraging of ZOLL’s existing infrastructure.

Exhibit 99.2

The pro forma adjustments, as described in the “Notes to Pro Forma Combined Condensed Financial Statements,” are based upon available information and upon certain assumptions that ZOLL’s management believes are reasonable.  The Alsius asset acquisition is being accounted for using the purchase method of accounting under SFAS 141, “Business Combinations”.  The allocation of the purchase price is preliminary.  Final amounts could differ from those reflected in the pro forma combined condensed financial statements, and such differences could be significant.  Upon final determination, the purchase price will be allocated to the assets and liabilities acquired based on fair value as of the date of the acquisition.

The following is a summary of the Company’s preliminary estimate of the fair values of the assets acquired and liabilities assumed. On a preliminary basis, for purposes of the accompanying unaudited pro forma condensed combined balance sheet, the purchase price was allocated based on the December 31, 2008 balance sheet of Alsius as follows:

(in thousands)	Unaudited
Assets:
Current assets	$27
Inventory	5,935
Property and equipment	1,679
Goodwill	1,281
Other intangibles	3,500
Total assets acquired	12,422

Liabilities:
Current liabilities	198
Total liabilities assumed	198

Net assets acquired	$12,224

The fair value of certain identifiable intangible assets are based upon preliminary estimates and are subject to change which could be material. The following are preliminary intangible assets acquired and their respective amortizable lives:

	Amount	Amortizable life (years)
Asset
Customer Relationships	$1,000	10
Acquired technology	2,000	10
Tradenames	500	8
	$3,500

Exhibit 99.2

Unaudited Pro Forma Combined Balance Sheet
December 28, 2008
(in thousands)

	ZOLL	Alsius	Adjustments		Total
Assets
Current assets:
Cash and cash equivalents	$43,552	$5,605	$(5,605)	(B)	$31,328
			(12,224)	(A)
Marketable securities	22,391				22,391
Accounts receivable	77,637	2,958	(2,958)	(B)	77,637
Inventories	62,388	5,810	125	(F)	68,323
Prepaid expenses and other current assets	12,484	388	(361)	(B)	12,511
Total current assets	218,452	14,761	(21,023)		212,190

Net property and equipment	35,156	2,101	(422)	(B)	36,835

Investments	1,310				1,310
Notes receivable	3,048				3,048
Long-term marketable securities	1,604				1,604
Goodwill	41,811		1,281	(C)	43,092
Patents and developed technology, net	20,515				20,515
Intangibles and other assets, net	17,563	212	(212)	(B)	21,063
			3,500	(D)
	$339,459	$17,074	$(16,876)		$339,657
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$19,109	$2,113	$(2,113)	(B)	$19,109
Deferred revenue	26,435				26,435
Accrued exp. and other liabilities	22,017	1,724	(1,724)	(B)	22,215
			198	(E)
Current portion of long-term debt		3,216	(3,216)	(B)
Current portion of capital lease obligations		27	(27)	(B)
Total current liabilities	67,561	7,080	(6,882)		67,759

Other long-term liabilities	2,921	626	(626)	(B)	2,921

Stockholders’ Equity:

Common stock	210	2	(2)	(H)	210
Capital in excess of par	156,407	126,233	(126,233)	(H)	156,407
Accumulated other comprehensive loss	(10,228)		-		(10,228)
Retained earnings	122,588	(116,867)	116,867	(H)	122,588
Total stockholders’ equity	268,977	9,368	(9,368)		268,977
	$339,459	$17,074	$(16,876)		$339,657

Exhibit 99.2

Unaudited Pro Forma Combined Condensed Statement of Operations
For the Three Months Ended December 28, 2008
(in thousands except per share data)

	ZOLL	Alsius	Adjustment		Total

Net sales	$89,462	$3,840			$93,302
Cost of goods sold	42,549	2,539			45,088
Gross profit	46,913	1,301			48,214

Expenses:
Selling and marketing	26,549	2,932			29,481
General and administrative	7,633	927	$50	(J)	8,610
Research and development	7,969	879			8,848
Total expenses	42,151	4,738	50		46,939

Income (loss) from operations	4,762	(3,437)	(50)		1,275

Investment and other income (expense)	(869)	(110)	110	(G)	(869)

Income (loss) before income taxes	3,893	(3,547)	60		406

Provision (benefit) for income taxes	999		(1,220)	(I)	(221)

Net income (loss)	$2,894	$(3,547)	$1,280		$627

Basic earnings per common share	$0.14				$0.03
Weighted average common shares outstanding	21,061				21,061
Diluted earnings per common and common equivalent share	$0.14				$0.03
Weighted average common and common equivalent shares outstanding	21,304				21,304

Exhibit 99.2

Unaudited Pro Forma Combined Condensed Statement of Operations
For the Twelve Months Ended September 28, 2008
(in thousands except per share data)

	ZOLL	Alsius	Adjustment		Total

Net sales	$398,018	$11,330			$409,348
Cost of goods sold	187,330	8,505	$125	(F)	195,960
Gross profit	210,688	2,825	125		213,388

Expenses:
Selling and marketing	111,835	12,897			124,732
General and administrative	30,681	5,711	200	(J)	36,592
Research and development	32,398	4,680			37,078
Total expenses	174,914	23,288	200		198,402

Income (loss) from operations	35,774	(20,463)	(325)		14,986

Investment and other income (expense)	(258)	(295)	295	(G)	(258)

Income (loss) before income taxes	35,516	(20,758)	(30)		14,728

Provision (benefit) for income taxes	12,075		(7,276)	(I)	4,799

Net income (loss)	$23,441	$(20,758)	$7,246		$9,929

Basic earnings per common share	$1.12				$0.48
Weighted average common shares outstanding	20,862				20,862
Diluted earnings per common and common equivalent share	$1.10				$0.47
Weighted average common and common equivalent shares outstanding	21,304				21,304

Exhibit 99.2

Notes to Unaudited Pro Forma Combined Condensed Financial Statements

A.	Reflects the $12.2 million in cash paid as consideration for the assets acquired.

B.	Reflects the elimination of those assets and liabilities not acquired or assumed as part of the asset acquisition.

C.	Represents excess purchase price over fair value of net tangible and intangible assets.

D.	Estimated fair value of acquired intangible assets of $3.5 million.

E.	Liabilities assumed were limited to the warranty reserve of $77,000 and deferred service contracts of $121,000 which represents the fair market value of the obligation assumed.

F.	To record the difference between the book value and the fair value of the finished goods inventory acquired (step-up).

G.
Reflects the reversal of interest expense incurred by Alsius related to pre-acquisition debt which was repaid in connection with Alsius' sale of assets. Reflects the reversal of interest income on the cash which was not acquired as part of the asset acquisition.

H.	Represents the elimination of Alsius equity.

I.	To adjust income taxes for the Alsius losses and pro forma adjustments utilizing a 35% statutory tax rate.

J.	Represents amortization of the estimated fair value of amortizable intangible assets acquired from Alsius.